UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CENTRAL PLAINS BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

Stilwell Activist Investments, L.P. Stilwell Activist Fund, L.P. Stilwell Partners, L.P. Stilwell Value LLC Joseph Stilwell
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”), together with the other participants named herein, have filed a definitive proxy statement and accompanying GREEN proxy card (the “Definitive Proxy Materials”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for a business proposal at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Central Plains Bancshares, Inc., a Maryland corporation (the “Company”).

On July 21, 2026, Stilwell mailed the following letter to the Company’s stockholders:

Stilwell Activist Investments, L.P.

111 BROADWAY • 12TH FLOOR

NEW YORK, NY 10006

(787) 985-2194

INFO@STILWELLGROUP.COM

July 21, 2026

Dear Fellow CPBI Owner,

Despite declared intentions to repurchase shares, the Company has not followed through with meaningful repurchases of its common stock. At an overcapitalized bank, there is no more effective use of excess capital than repurchasing undervalued shares. We ask for your vote to direct management and the board to sustain meaningful share repurchases to maximize shareholder value at the Company.

Respectfully, Megan Parisi (787) 985-2194 mparisi@stilwellgroup.com

You can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC

Attn: Mr. Jeremy Provost
1212 Avenue of the Americas, 17th Floor
New York, NY 10036

Main: (212) 297-0720
Stockholders Call Toll-Free: (844) 343-2621
info@okapipartners.com

www.okapivote.com/CPBI

STILWELL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY MATERIALS AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN STILWELL’S PROXY SOLICITATION. STILWELL’S DEFINITIVE PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTPS://WWW.SEC.GOV.